                                                                     EXHIBIT 5.1

                    OPINION AS TO LEGALITY OF ISSUED SHARES

                                                                May 9, 2001

The Interpublic Group of Companies, Inc.,
1271 Avenue of the Americas
New York, New York 10020

Re: The Interpublic Group of Companies, Inc.--Registration Statement on Form S-
                                       4

Ladies and Gentlemen:

   I am General Counsel of The Interpublic Group of Companies, Inc., a Delaware corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the above-captioned Registration Statement on Form S-4 (Registration No. 333-59254) (the "Registration Statement"), relating to the registration of 67,644,272 shares of the Corporation's Common Stock, $.10 par value (the "Shares").

   In arriving at the opinions expressed below, I have examined and relied on the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Corporation and such other instruments and other certificates or public officials, officers and representatives of the Corporation and such other persons, and I have made such investigation of law, as I have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, I have assumed and have not verified that the signatures on all documents that I have examined are genuine.

   Based on the foregoing, it is my opinion that:

     1. The Corporation is validly existing as a corporation in good standing under the laws of the State of Delaware.

     2. The Shares have been duly authorized by all necessary corporate action of the Corporation, and, when issued, will be legally issued, fully paid and non-assessable.

   Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligations of the Company, (a) I have assumed that each other party to such agreement or obligation has satisfied those legal requirements that are applicable and it to the extent necessary to make such agreement or obligation enforceable against it, and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principals of equity.

   I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name in the Registration Statement. By giving such consent, I do not admit that I am an "expert" within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                          Very truly yours,

                                             /s/ Nicholas J. Camera
                                          By: _________________________________
                                             Nicholas J. Camera